EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE

For: MAF Bancorp, Inc.                   Contacts: Jerry A. Weberling, Chief
     55th Street & Holmes Avenue                     Financial Officer
     Clarendon Hills, IL 60514                     Michael J. Janssen, Senior
     (630) 325-7300                                  Vice President
     www.mafbancorp.com

 MAF BANCORP LOWERS SECOND QUARTER EARNINGS PROJECTIONS DUE TO REAL ESTATE LOT
                 SALES DELAYS BUT REITERATES 2002 EPS ESTIMATES

Clarendon Hills, Illinois, June 26, 2002 - MAF Bancorp, Inc. (MAFB) announced today that it currently expects to report earnings per share results for the second quarter ended June 30, 2002 in the range of $.66-$.67 per diluted share. This estimate is down from the Company's previously announced estimate of $.71-$.73 per diluted share. The decrease is due to a delay in closings on approximately 36 real estate lot sales through the Company's real estate development operation. Income from these lot sales represented nearly all of the $2.1-$2.4 million in income from real estate operations that the Company had been projecting to report for the second quarter.

The real estate lot closings have been postponed due to a delay in receiving a final letter of map revision from the Federal Emergency Management Agency ("FEMA") relating to the remapping of the flood plain area where the subject lots are located. Such a letter is standard and required in an instance in which lots were previously located within a flood plain. The Company already received a conditional letter of map revision from FEMA prior to starting construction and had expected to receive the final letter this month. Based on discussions with representatives of FEMA, the Company now expects to receive the final letter of map revision after the end of the quarter and to close the lots in the third quarter of 2002.

The Company indicated that the delay should not impact its full year 2002 results and reiterated its previously announced expectation that earnings per share for 2002 should be in the range of $3.00-$3.05 per diluted share, or an increase of 17%-19% over 2001.

                           Forward-Looking Information

Statements contained in this news release that are not historical facts constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors which could have a material adverse effect on operations and could affect management's outlook or future prospects of the Company and its subsidiaries include, but are not limited to, unanticipated changes in interest rates, deteriorating economic conditions which could result in increased delinquencies in the Company's loan portfolio, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, demand for loan products, secondary mortgage market conditions, deposit flows, competition, demand for financial services and residential real estate in the Company's market area, unanticipated slowdowns in real estate lot sales or problems in closing pending real estate contracts, delays in real estate development projects, the possible short-term dilutive effect of potential acquisitions, if any, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.